EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements:

•         Registration Statement (Form S-8 No. 333-126195) dated June 28, 2005 pertaining to the Health Care REIT, Inc. 2005 Long-Term Incentive Plan;

•         Registration Statement (Form S-8 No. 333-161131) dated August 6, 2009 pertaining to the Health Care REIT, Inc. Amended and Restated 2005 Long-Term Incentive Plan;

•         Registration Statement (Form S-3 No. 333-203802) dated May 1, 2015 pertaining to an indeterminate amount of debt securities, common stock, preferred stock, depositary shares, warrants and units of Health Care REIT, Inc.;

•         Registration Statement (Form S-3 No. 333-203803) dated May 1, 2015 pertaining to the Health Care REIT, Inc. Fifth Amended and Restated Dividend Reinvestment and Stock Purchase Plan; and

•         Registration Statement (Form S-8 No. 333-211832) dated June 3, 2016 pertaining to the Welltower Inc. 2016 Long-Term Incentive Plan;

of our reports dated February 28, 2018, with respect to the consolidated financial statements and schedules of Welltower Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Welltower Inc. and subsidiaries included in this Annual Report (Form 10-K) of Welltower Inc., for the year ended December 31, 2017.

/s/  ERNST & YOUNG LLP

Toledo, Ohio

February 28, 2018